Exhibit 99.1

FHLBank Topeka Declares Fourth Quarter Dividend

Dec. 20, 2019 - The board of directors approved the following fourth quarter dividends for both the activity-based capital stock (Class B) and membership capital stock (Class A) at its Dec. 20, 2019, meeting:

•	Class A Common Stock: 2.50 percent (per annum)
•	Class B Common Stock: 7.50 percent (per annum)

“FHLBank Topeka continues to return an above-market dividend on both Class A and Class B capital stock to our members,” said Mark Yardley, president and CEO of FHLBank Topeka. “The strong dividend’s effect of lowering our members’ all-in borrowing cost is often overlooked and is important to keep in mind when comparing advance rates to alternative funding sources.”

Please contact the Lending Desk or your regional account manager if you have any questions on the positive impact of the above-market Class B dividend on FHLBank advance rates and for information on comparing the all-in cost of advances to various deposit pricing strategies and brokered deposit funding options.

Due to falling short-term rates over the last half of 2019, we expect our dividend rates to decline somewhat in the first quarter of 2020. Please keep in mind that market conditions can be unpredictable and adverse changes in FHLBank’s financial results from such changes may result in lower dividend rates in future quarters than we currently expect to pay.

The dividends on both classes of stock are payable in the form of Class B Common Stock and will be credited to your institution’s capital stock account at the close of business on Dec. 31, 2019. Any partial shares will be paid in cash and credited to your institution’s demand deposit account on that date as well.

If you have any questions related to the dividend, please contact the Lending Desk at 800.809.2733.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “may,” “expect,” “will,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in FHLBank's capital structure; changes in economic and market conditions, including conditions in our district and the U.S. and global economy, as well as the mortgage, housing and capital markets; the possible discontinuance of LIBOR and the related effect on FHLBank's LIBOR-based financial products, investments, and contracts; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.